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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of October 26, 1998, among FIRST FARMERS AND MERCHANTS CORPORATION, a Tennessee corporation (the "Parent"), FIRST FARMERS AND MERCHANTS NATIONAL BANK, COLUMBIA, a national banking association and wholly owned subsidiary of Parent ("Buyer Bank") and FARMERS & MERCHANTS BANK, a Tennessee banking corporation ("Seller Bank" and together with Buyer Bank, the "Banks").

         WHEREAS, the Boards of Directors of Parent and the Banks have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Seller Bank will merge with and into Buyer Bank (the "Merger") subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the National Bank Act (the "NBA") and the Tennessee Banking Act (the "TBA"), at the Effective Time (as defined in Section 1.2 hereof), Seller Bank shall merge with and into Buyer Bank. Buyer Bank shall be the surviving banking corporation (hereinafter sometimes called the "Surviving Bank") in the Merger, and shall continue its corporate existence under the laws of the United States. The name of the Surviving Bank shall continue to be First Farmers & Merchants National Bank, Columbia. Upon consummation of the Merger, the separate corporate existence of Seller Bank shall terminate.

         1.2. Effective Time. The Merger shall become effective at 5:00 p.m. on the Closing Date (as defined in Section 10.1) or such later time as may be specified by applicable law (the "Effective Time").

         1.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the NBA and the TBA. Without limiting the foregoing, Buyer Bank shall be liable for all liabilities of Seller Bank from and after the Effective Time as required by 12 U.S.C. ss.215a(a)(4).

         1.4. Conversion of Seller Bank Common Stock.

                  (a) At the Effective Time, subject to Section 2.2(e) and
Section 9.1(g) hereof, each share of the common stock, par value $100.00, of the Seller Bank (the "Seller Bank Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined herein) and other than shares of Seller Bank Common Stock held directly or indirectly by Parent or its Subsidiaries (as defined below) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 40 shares (the "Exchange Ratio") of the common stock, par value $10.00 per share, of Parent ("Parent Common Stock"). All of the shares of Seller Bank Common Stock converted into Parent Common Stock





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pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Seller Bank Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of Parent Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Seller Bank Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of Seller Bank Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

                  (b) At the Effective Time, all shares of Seller Bank Common Stock that are owned directly or indirectly by Parent or Seller Bank or any of their respective Subsidiaries (other than shares of Seller Bank Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or Seller Bank, as the case may be, being referred to herein as "Trust Account Shares") and (y) held by Parent or Seller Bank or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Seller Bank Common Stock, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or Seller Bank, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by Seller Bank or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.

                  (c) Notwithstanding anything in this Agreement to the contrary, shares of Seller Bank Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 45-2-1309 of the TBA ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, Parent Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Chapter 23 of the Tennessee Business Corporations Act ("Chapter 23"); provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Chapter 23, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Seller Bank Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Parent Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in Section 1.4(a) and Article II hereof.

         1.5. Parent Common Stock. Shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

         1.6. Articles. At the Effective Time, the articles of association of Buyer Bank as in effect at the Effective Time shall be the articles of association of the Surviving Bank until thereafter amended in accordance with applicable law.






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         1.7. Bylaws. At the Effective Time, the bylaws of Buyer Bank as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until thereafter amended in accordance with applicable law.

         1.8. Directors and Officers. The directors and officers of Buyer Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the articles and bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified

         1.9. Tax Consequences; Accounting Treatment. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests" under GAAP (as defined herein).

                                   ARTICLE II
                               EXCHANGE OF SHARES

         2.1. Parent to Make Shares Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company (the "Exchange Agent") selected by Parent (which may be the Parent acting on its own behalf) for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Seller Bank Common Stock.

         2.2. Exchange of Shares.

                  (a) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares into which the shares of Seller Bank Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Seller Bank shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Seller Bank Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

                  (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock represented by such Certificate.







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                  (c) If any certificate representing shares of Parent Common
Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) After the Effective Time, there shall be no transfers on the stock transfer books of Seller Bank of the shares of Seller Bank Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of Parent Common Stock as provided in this Article II.

                  (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of Seller Bank who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying (i) $46.00 (the "Stock Price") by (ii) the fraction of a share of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

                  (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Seller Bank for twelve months after the Effective Time shall be paid to Parent. Any shareholders of Seller Bank who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their shares of Parent Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Seller Bank Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Banks, the Exchange Agent or any other person shall be liable to any former holder of shares of Seller Bank Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                         DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

         3.1 Disclosure Schedules. Prior to the execution and delivery of this Agreement, the Seller Bank has delivered to Parent, and Parent has delivered to Seller Bank, a schedule (in the case of the Seller Bank, the "Seller Bank Disclosure Schedule," and in the case of Parent, the "Parent Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or






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appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of Seller Bank, or Article V, in the case of Parent, or to one or more of such party's covenants contained in Article VI; provided, however, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 3.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse
Effect (as defined herein) with respect to either Seller Bank or Parent, respectively.

         3.2. Standards.

                  (a) No representation or warranty of Seller Bank contained in
Article IV or of Parent contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of Seller Bank, or Article V, in the case of Parent, has had a Material Adverse Effect with respect to Seller Bank or Parent, respectively.

                  (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent or Seller Bank, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (w) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (x) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (y) any action or omission of Seller Bank or Parent or any Subsidiary of either of them taken with the express prior written consent of the other party hereto, or (z) any expenses incurred by such party which expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby; it being agreed that for purposes of this paragraph, any matter or circumstance affecting Seller Bank that has had or is reasonably likely to result in a loss, cost, liability, or expense in excess of $25,000 individually or in the aggregate shall be considered material for purposes of this Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF SELLER BANK

         Subject to Article III, Seller Bank hereby represents and warrants to Parent as follows:

         4.1. Corporate Organization.

                  (a) Seller Bank is a Tennessee banking corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. The deposit accounts of Seller Bank are insured by the Federal Deposit Insurance Corporation (the "OCC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.







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                  (c) The minute books of Seller Bank contain true and correct records of all meetings and other action held or taken since December 31, 1993 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

         4.2. Capitalization.

                  (a) The authorized capital stock of Seller Bank consists of 4,000 shares of Seller Bank Common Stock, $100.00 par value, and 3000 shares of preferred stock. There are 3,000 shares of Seller Bank Common Stock and no shares of Seller Bank preferred stock outstanding. No Seller Bank Common Stock is held by Seller Bank as treasury stock. There are (i) no shares of Seller Bank Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Seller Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and have been issued in compliance with or free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the preemptive rights contained within the Seller Bank charter, Seller Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Seller Bank Common Stock or any other equity security of Seller Bank or any securities representing the right to purchase or otherwise receive any shares of Seller Bank Common Stock or any other equity security of Seller Bank.

                  (b) Seller Bank does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, trust, limited liability company, or similar entity, or any interest in a partnership or joint venture of any kind.

         4.3. Authority; No Violation.

                  (a) Seller Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Seller Bank. The Board of Directors of Seller Bank has directed that this Agreement and the transactions contemplated hereby be submitted to Seller Bank's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of Seller Bank's shareholders, no other corporate proceedings on the part of Seller Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller Bank and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of Seller Bank, enforceable against Seller Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Except as set forth in Section 4.3(b) of the Seller Bank Disclosure Schedule, neither the execution and delivery of this Agreement by Seller Bank, nor the consummation by Seller Bank of the transactions contemplated hereby, nor compliance by Seller Bank with any of the terms or provisions hereof, will (i) violate any provision of the charter or bylaws of Seller Bank, or (ii) assuming that the consents and approvals referred to in
Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller Bank, or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Seller under, any of the terms, conditions or provisions of any note,





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bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller Bank is a party, or by which it or any of its respective properties or assets may be bound or affected.

         4.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Office of the Comptroller of the Currency (the "OCC") and the Tennessee Department of Financial Institutions (the "TDFI"), and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of Seller Bank's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the filing and declaration of effectiveness of a registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus,
(d) the approval of this Agreement by the requisite vote of the shareholders of Seller Bank, and (e) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Seller Bank Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with
(1) the execution and delivery by Seller Bank of this Agreement and (2) the consummation by Seller Bank of the Merger and the other transactions contemplated hereby.

         4.5. Reports. Seller Bank has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the OCC, (ii) the Board of Governors of the Federal Reserve Board (the "Federal Reserve") or any Federal Reserve Bank, (iii) the TDFI and (iv) any other applicable regulatory organization (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Seller Bank, and except as set forth in Section 4.5 of the Seller Bank Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of Seller Bank, investigation into the business or operations of Seller Bank since December 31, 1995. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Seller Bank.

         4.6. Financial Statements. Seller Bank has previously made available to Parent copies of (a) the statements of condition of Seller Bank as of December 31 for the fiscal years 1996 and 1997, and the related statements of earnings and changes in shareholders' equity for the fiscal years 1996 through 1997, inclusive, in each case accompanied by the audit report of Marlin & Edmondson, independent public accountants with respect to Seller Bank, and (b) the unaudited statements of condition of Seller Bank as of June 30, 1998 and the unaudited statements of earnings and cash flows for the six month period ended June 30, 1998. The December 31, 1997 statement of condition of Seller Bank (including the related notes, where applicable) fairly presents the financial position of Seller Bank as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present the results of the operations and financial position of Seller Bank for the respective fiscal periods or as of the respective dates therein set forth; each of such statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of Seller Bank have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

         4.7. Broker's Fees. Neither Seller Bank nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.







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         4.8. Absence of Certain Changes or Events.

                  (a) Except as may be set forth in Section 4.8(a) of the Seller Bank Disclosure Schedule, since December 31, 1997 there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Seller Bank.

                  (b) Except as set forth in Section 4.8(b) of the Seller Bank Disclosure Schedule since December 31, 1997, Seller Bank has carried on its business in the ordinary course consistent with its past practices.

                  (c) Except as set forth in Section 4.8(c) of the Seller Bank Disclosure Schedule, since December 31, 1997, Seller Bank has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997 (which amounts have been previously disclosed to Parent), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus except for salary increases and bonus payments made in the ordinary course of business consistent with past practices, (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.

         4.9. Legal Proceedings.

                  (a) Except as set forth in Section 4.9 of the Seller Bank Disclosure Schedule, Seller Bank is not a party to any, and there are no pending or, to Seller Bank's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Seller Bank or challenging the validity or propriety of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Section 4.9(b) of the Seller Bank Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Seller Bank or the assets of Seller Bank.

         4.10. Taxes.

                  (a) Except as set forth in Section 4.10(a) of the Seller Bank Disclosure Schedule, each of Seller Bank has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of Seller Bank (in accordance with GAAP) for all Taxes (as hereinafter defined) shown to be due on such Tax Returns. Except as set forth in Section 4.10(a) of the Seller Bank Disclosure Schedule,
(i) as of the date hereof neither Seller Bank has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of Seller Bank, the federal and state income Tax Returns of Seller Bank have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

                  (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions





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attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

         4.11. Employees.

                  (a) Section 4.11(a) of the Seller Bank Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Plans") by Seller Bank, any former Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Seller Bank would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414(b), (c), (m) or (o) of the Code, for the benefit of any employee or former employee of Seller Bank, any former Subsidiary or any ERISA Affiliate.

                  (b) Seller Bank has heretofore made available to Parent with respect to each of the Plans true and correct copies of each of the following documents if applicable: (i) the Plan document; (ii) the actuarial report for such Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

                  (c) Except as set forth in Section 4.11(c) of the Seller Bank Disclosure Schedule: each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of Seller Bank, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither Seller Bank nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of Seller Bank no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in
Section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to Seller Bank of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the knowledge of Seller Bank, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

                  (d) Except as set forth in Section 4.11(d) of the Seller Bank Disclosure Schedule or as otherwise contemplated by this Agreement or any other agreements entered into by any party hereto in connection with the execution hereof: neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" within the meaning of Section 280G of the Code, forgiveness of indebtedness or otherwise) becoming due to any officer, director or employee of Seller Bank or any of its Subsidiaries under any Plan or otherwise, (ii) increase any benefits payable under any Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

         4.12. Shareholder Reports. Seller Bank has previously made available to Parent a true and correct copy of each prospectus, report, schedule and definitive proxy statement, or communication sent by Seller Bank to its shareholders since December 31, 1996, and no prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Seller Bank has not registered any class of securities with the SEC and is not subject to the periodic reporting or other requirements of the SEC or any other Regulatory Agency with respect to its securities.

         4.13. Seller Bank Information. The information relating to Seller Bank which is provided to Parent by Seller Bank or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent or any of its Subsidiaries) will comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

         4.14. Compliance with Applicable Law. Seller Bank holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Seller Bank, and Seller Bank has not received notice of any violations of any of the above.

         4.15. Certain Contracts.

                  (a) Except as set forth in Section 4.15(a) of the Seller Bank Disclosure Schedule, Seller Bank is not a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Parent, Seller Bank, Buyer Bank or any of their respective Subsidiaries to any director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $5,000 per annum, or (v) which materially restricts the conduct of any line of business by Seller Bank. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in Section 4.15(a) of the Seller Bank Disclosure Schedule, is referred to herein as a "Seller Bank Contract". Seller Bank has previously delivered or made available to Parent true and correct copies of each Seller Bank Contract.

                  (b) Except as set forth in Section 4.15(b) of the Seller Bank Disclosure Schedule, (i) each Seller Bank Contract described in clause (iii) of
Section 4.15(a) is valid and binding and in full force and effect, (ii) Seller Bank and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Seller Bank Contract described in clause
(iii) of Section 4.15(a), (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of Seller Bank or any of its Subsidiaries under any Seller Bank Contract described in clause (iii) of Section 4.15(a), and (iv) no other party to any Seller Bank Contract described in clause (iii) of Section 4.15(a) is, to the knowledge of Seller Bank, in default in any respect thereunder.

         4.16. Agreements with Regulatory Agencies. Except as set forth in
Section 4.16 of the Seller Bank Disclosure Schedule, Seller Bank is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.16 of the Seller Bank Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Seller Bank been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         4.17. No Fiduciary Accounts. Seller Bank has no persons or accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

         4.18. Environmental Matters. Except as set forth in Section 4.18 of the Seller Bank Disclosure Schedule:

                  (a) Seller Bank, and to the knowledge of Seller Bank, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

                  (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of Seller Bank, threatened, before any Governmental Entity or other forum in which Seller Bank, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by Seller Bank, any Participation Facility or any Loan Property;

                  (c) To the knowledge of Seller Bank, during the period of (x) Seller Bank's ownership or operation of any of their respective current or former properties, (y) Seller Bank's participation in the management of any Participation Facility, or (z) Seller Bank's interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of Seller Bank, prior to the period of (x) Seller Bank's ownership or operation of current or former properties, (y) Seller Bank's participation in the management of any Participation Facility, or (z) Seller Bank's interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

                  (d) The following definitions apply for purposes of this
Section 4.18: (x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (y) "Loan Property" means any property in which Seller Bank holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which Seller Bank participates in the management and, where required by the context, said term means the owner or operator of such property.

         4.19. Approvals. As of the date of this Agreement, Seller Bank knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby should not be obtained.

         4.20. Loan Portfolio.

                  (a) Except for matters to be disclosed in writing and accepted by Parent in the course of its due diligence investigation or as set forth in
Section 4.20 of the Seller Bank Disclosure Schedule, Seller Bank is not a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), under the terms of which the obligor was, as of September 30, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) as of September 30, 1998, Loan with any director, executive officer or five percent or greater shareholder of Seller Bank, or to the knowledge of Seller Bank, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Except for matters to be disclosed in writing and accepted by Parent in the course of its due diligence investigation,
Section 4.20 of the Seller Bank Disclosure Schedule sets forth (i) all of the Loans of Seller Bank that as of September 30, 1998, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Seller Bank that as of September 30, 1998, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of Seller Bank that as of September 30, 1998, was classified as "Other Real Estate Owned" and the book value thereof.

                  (b) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be,
(ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) to the knowledge of Seller Bank, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.21. Property. Seller Bank has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the statement of financial condition of Seller Bank as of December 31, 1997 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement or the marketability thereof, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which Seller Bank as lessee leases real or personal property are valid and enforceable in accordance with their respective terms and Seller Bank is not, nor to the knowledge of Seller Bank, is any other party thereto, in default thereunder.

         4.22. Accounting for the Merger; Reorganization. As of the date of this Agreement, Seller Bank has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Subject to Article III, Parent hereby represents and warrants to Seller Bank as follows:

         5.1. Corporate Organization.

                  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Parent is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Restated Articles of Incorporation and Bylaws of Parent, copies of which have previously been made available to Seller Bank, are true and correct copies of such documents as in effect as of the date of this Agreement.

                  (b) Buyer Bank is a national banking association validly existing and in good standing. The deposit accounts of Buyer Bank are insured by the OCC through the Bank Insurance Fund and the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each Subsidiary of Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

                  (c) The minute books of Parent and each of its Subsidiaries contain true and correct records of all meetings and other actions held or taken since December 31, 1996 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

         5.2. Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 8,000,000 shares of Parent Common Stock. As of June 30, 1998, there were 2,800,000 shares of Parent Common Stock issued and outstanding, and no shares of Parent Common Stock held in Parent's treasury. As of the date of this Agreement, no shares of Parent Common Stock were reserved for issuance, except as set forth in Section 5.2(a) of the Parent Disclosure Schedule. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 5.2(a) of the Parent Disclosure Schedule, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                  (b) Section 5.2(b) of the Parent Disclosure Schedule sets forth a true and correct list of all of the Parent Subsidiaries as of the date of this Agreement. Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of

Parent, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Parent has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Parent calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

         5.3. Authority; No Violation.

                  (a) Parent and Buyer Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Parent and Buyer Bank, and no other corporate proceedings on the part of Parent or Buyer Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Parent and Buyer Bank and (assuming due authorization, execution and delivery by Seller Bank ) this Agreement constitutes a valid and binding obligation of Parent and Buyer Bank, enforceable against Parent and Buyer Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Except as set forth in Section 5.3(b) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent or Buyer Bank, nor the consummation by Parent and Buyer Bank of the transactions contemplated hereby or thereby, nor compliance by Parent and Buyer Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the charter or bylaws of Parent, or the articles of association or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         5.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the OCC and TDFI, and approval of such applications and notices, (b) such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, and (e) such filings, authorizations or approvals as may be set forth in Section 5.4 of the Parent Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Parent and Buyer Bank of this Agreement and (2) the consummation by Parent and Buyer Bank of the Merger and the other transactions contemplated hereby.

         5.5. Reports. Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Parent and its Subsidiaries, and except as set forth in Section 5.5 of Parent Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since December 31, 1996. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries.

         5.6. Financial Statements. Parent has previously made available to Seller Bank copies of (i) the consolidated balance sheets of Parent and its Subsidiaries as of December 31 for the fiscal years 1996 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1996 through 1997, inclusive, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Kraft Bros., Esstman, Patton & Harrell, PLLC, independent public accountants with respect to Parent, and (ii) the unaudited consolidated balance sheets of Parent and its Subsidiaries as of June 30, 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal quarter ended June 30, 1998, as reported in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 filed with the SEC under the Exchange Act. The December 31, 1997 and June 30, 1998 consolidated balance sheet of Parent (including the related notes, where applicable) fairly present the consolidated financial position of Parent and its Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section 5.6 (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

         5.7. Broker's Fees. Other than the services of M&D Capital, the fees of which shall be borne solely by Parent, neither Parent nor any Subsidiary of Parent, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         5.8. Absence of Certain Changes or Events.

                  (a) Except as may be set forth in Section 5.8 of the Parent Disclosure Schedule, or as disclosed in any Parent Report (as defined in Section 5.12) filed with the SEC prior to the date of this Agreement, since December 31, 1997, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Parent.

                  (b) Except as set forth in Section 5.8(b) of the Parent Disclosure Schedule, since December 31, 1997, Parent has carried on its business in the ordinary course consistent with its past practices.

         5.9. Legal Proceedings.

                  (a) Except as set forth in Section 5.9 of the Parent Disclosure Schedule or Seller Bank's annual report on Form 10-K for the year ended December 31, 1997, neither Parent nor any of its Subsidiaries is a party to any and there are no pending or, to Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries.

         5.10. Taxes. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of Parent (in accordance with GAAP) for all Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, (i) as of the date hereof, neither Parent nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of Parent and its Subsidiaries, the federal and state income Tax Returns of Parent and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

         5.11. Employees.

                  (a) Section 5.11(a) of the Parent Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Parent Plans") by Parent, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), all of which together with Parent would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Parent, any Subsidiary or any Parent ERISA Affiliate.

                  (b) Except as set forth in Section 5.11(b) of the Parent Disclosure Schedule: each of the Parent Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Parent Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS; no Parent Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither Parent nor any Parent ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Parent Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of Parent no proceedings have been instituted to terminate any Parent Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Parent Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to Parent of incurring a liability to or on account of a Parent Plan pursuant to Title IV of ERISA; no Parent Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA and no Parent Plan is a multiple employer plan as defined in
Section 413 of the Code; and there are no pending, or, to the knowledge of Parent, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto.

                  (c) Parent has heretofore made available to Seller Bank with respect to each of the Parent Plans true and correct copies of each of the following documents if applicable: (i) the Parent Plan document; (ii) the actuarial report for such Parent Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for such Parent Plan and (iv) the most recent summary plan description and related summaries of material modifications.

         5.12. SEC Reports. Parent has previously made available to Seller Bank a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1996 by Parent with the SEC pursuant to the Securities Act or the Exchange Act (the "Parent Reports") and (b) communication mailed by Parent to its shareholders since December 31, 1996, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied with the published rules and regulations of the SEC with respect thereto.

         5.13. Parent Information. The information relating to Parent and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Seller Bank or any of its Subsidiaries) will comply with the provisions of the Securities Act and Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.

         5.14. Compliance with Applicable Law. Parent and each of its Subsidiaries holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries and neither Parent nor any of its Subsidiaries knows of, or has received notice of violation of, any violations of any of the above.

         5.15. Ownership of Seller Bank Common Stock; Affiliates and Associates. As of the date hereof, neither Parent nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of Seller Bank (other than Trust Account Shares and DPC Shares).

         5.16. Agreements with Regulatory Agencies. Except as set forth in
Section 5.16 of the Parent Disclosure Schedule or as disclosed in Parent's Annual Report on Form 10-K for the year ended December 31, 1997, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 5.16 of the Parent Disclosure Schedule, a "Parent Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Parent or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement.

         5.17. Environmental Matters. Except as set forth in Section 5.17 of the Parent Disclosure Schedule:

                  (a) Each of Parent and its Subsidiaries and, to the knowledge of Parent, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all Environmental Laws;

                  (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of Parent, threatened, before any Governmental Entity or other forum in which Parent, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by Parent or any of its Subsidiaries, any Participation Facility or any Loan Property;

                  (c) To the knowledge of Parent during the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(z) Parent's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of Parent, prior to the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Parent's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

                  (d) The following definitions apply for purposes of this
Section 5.17: (x) "Loan Property" means any property in which Parent or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which Parent or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

         5.18. Approvals. As of the date of this Agreement, Parent knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

         5.19. Accounting for the Merger; Reorganization. As of the date of this Agreement, Parent has no reason to believe that the Merger will fail to qualify
(i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         6.1. Covenants of Seller Bank. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly permitted by this Agreement, or with the prior written consent of Parent, Seller Bank shall carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Seller Bank Disclosure Schedule or as otherwise contemplated by this Agreement or as consented to in writing by Parent, Seller Bank shall not:

                  (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends for the third and fourth quarter of 1998 not in excess of $14.00 per share of Seller Bank Common Stock;

                  (b) (i) repurchase, redeem or otherwise acquire any shares of the capital stock of Seller Bank, or any securities convertible into or exercisable for any shares of the capital stock of Seller Bank, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

                  (c) amend its charter, bylaws or other similar governing documents;

                  (d) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate, facilitate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make a takeover proposal; provided, however, that Seller Bank may communicate information about any such takeover proposal to its shareholders without a favorable recommendation if, in the judgment of Seller Bank's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law, provided further, however, that Seller Bank may, and may authorize and permit its officers, directors, employees or agents to, (i) provide or cause to be provided such information, and (ii) participate in such discussions or negotiations, if the Board of Directors of Seller Bank, after having consulted with and considered the advice of outside counsel, has determined that the failure to do so could cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Seller Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Parent with respect to any of the foregoing. Seller Bank will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.1(d). Seller Bank will notify Parent immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Seller Bank, and Seller Bank will promptly (within 24 hours) inform Parent in writing of all of the relevant details with respect to the foregoing including the material terms and conditions of such request or takeover proposal and the identity of the person or group making such request or proposal. Seller Bank will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request or takeover proposal. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Seller Bank or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of Seller Bank;

                  (e) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $25,000 in the aggregate;

                  (f) enter into any new line of business;

                  (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to Seller Bank, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

                  (h) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                  (i) change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by Seller Bank's independent auditors;

                  (j) (i) except as set forth in Section 7.7 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between Seller Bank and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

                  (k) take or cause to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under Section 368(a) of the Code;

                  (l) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (n) file any application to relocate or terminate the operations of any banking office;

                  (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Seller Bank is a party or by which Seller Bank or its properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date;

                  (p) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c)); or

                  (q) agree or commit to do any of the foregoing.

         6.2. Covenants of Parent. Except as set forth in Section 6.2 of the Parent Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Seller Bank, Parent shall not, and shall not permit any of its Subsidiaries to:

                  (a) solely in the case of Parent, declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its current semi-annual dividends; provided, however, that Parent may declare and pay a special dividend not to exceed $1.00 per share to shareholders of record prior to the Effective Time if approved by the Board of Directors of Parent;

                  (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                  (c) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval;

                  (d) change its methods of accounting in effect at December 31, 1997, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Parent's independent auditors;

                  (e) take or cause to be taken any action which would disqualify the Merger as a reorganization under Section 368(a) of the Code; or

                  (f) agree to do any of the foregoing.

         6.3. Conduct of Parent's Business. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, or with the prior written consent of Seller Bank, Parent shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         7.1. Regulatory Matters.

                  (a) Parent and Seller Bank shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Seller Bank and Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of Seller Bank and Parent shall thereafter mail the Proxy Statement to its respective shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

                  (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). Seller Bank and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Seller Bank or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) Parent and Seller Bank shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, Seller Bank or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                  (d) Parent and Seller Bank shall promptly furnish each other with copies of written communications received by Parent or Seller Bank, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

         7.2. Access to Information.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request. Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) All information furnished be subject to, and shall be held in confidence in accordance with, the provisions of the confidentiality agreement (the "Confidentiality Agreement"), between Parent and Seller Bank.

                  (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

         7.3. Shareholder Meetings. Seller Bank shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement. Seller Bank will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

         7.4. Legal Conditions to Merger. Each of Parent and Seller Bank shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Seller Bank or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

         7.5. Affiliates.

                  (a) Seller Bank shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5(a) hereto.

                  (b) Parent shall publish, not later than 15 days after the end of the first full calendar month following the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations as contemplated by SEC Accounting Series Release No. 135.

         7.6. Stock Exchange Listing. Seller Bank acknowledges that the shares of Parent Common Stock to be issued in the Merger are not listed or approved for quotation on any stock exchange or market and that Parent has no obligation to obtain such a listing or approval for quotation.

         7.7. Employees; Employee Benefit Plans.

                  (a) Buyer Bank recognizes the valuable contributions made by Seller Bank employees to Seller Bank and the value they could bring to Buyer Bank operations. Seller Bank agrees that Parent and/or Buyer Bank may contact employees of Seller Bank and review all records relating to the employment of such persons by Seller Bank. Buyer Bank agrees to personally interview all of Seller's employees, to consider in good faith the retention of up to all of Seller Bank's employees, and to offer at-will employment to such of the Seller Bank's employees as Buyer determines in its reasonable discretion are appropriate to maintain necessary staffing levels.

                  (b) As of the Effective Time, the employees of Seller Bank who are retained by Buyer Bank (the "Retained Employees") shall be eligible to participate in Parent's employee benefit plans in which similarly situated employees of Buyer Bank participate, to the same extent as similarly situated employees of Buyer Bank (it being understood that inclusion of Retained Employees in Parent's employee benefit plans may occur at different times with respect to different plans.

                  (c) With respect to each Parent Plan that is an "employee benefit plan," as defined in Section 3(3)of ERISA, for purposes of determining vacation entitlement (but not profit-sharing benefits), service with Seller Bank shall be treated as service with Parent; provided however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations.

         7.8. Indemnification.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of Seller Bank or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Seller Bank, any of the Subsidiaries of Seller Bank or any of their respective predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, as and to the extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 7.8 except to the extent such failure to notify materially prejudices Parent. Parent's obligations under this Section 7.8 shall continue in full force and effect without time limit from and after the Effective Time.

                  (b) Parent shall cause the persons serving as officers and directors of Seller Bank immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by Seller Bank (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend on an annual basis more than 120% of the current amount expended by Seller Bank (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 7.8(b), Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

                  (c) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.

                  (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         7.9. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         8.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the requisite vote of the shareholders of Seller Bank under applicable law.

                  (b) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                  (c) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                  (e) Opinion. Prior to the execution of this Agreement, Seller Bank shall have received an opinion from Mercer Capital to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of Seller Bank from a financial point of view.

         8.2. Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of Seller Bank set forth in this Agreement (other than those set forth in Section 4.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak only as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of Seller Bank set forth in Section 4.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of Seller Bank by the Chief Executive Officer and the Chief Financial Officer of Seller Bank to the foregoing effect.

                  (b) Performance of Obligations of Seller Bank. Seller Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Seller Bank by the Chief Executive Officer and the Chief Financial Officer of Seller Bank to such effect.

                  (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (d) Pooling of Interests. Parent shall have received a letter from its independent auditors, addressed to Parent, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

                  (e) Due Diligence. Parent shall have conducted a due diligence examination of Seller Bank covering such matters as it may determine and shall be satisfied with the results of its investigation, including the results of any assessment of environmental risk and compliance.

         8.3. Conditions to Obligations of Seller Bank. The obligation of Seller Bank to effect the Merger is also subject to the satisfaction or waiver by Seller Bank at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of Parent set forth in this Agreement (other than those set forth in Section 5.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of Parent set forth in Section 5.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Seller Bank shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the principal financial officer of Parent to the foregoing effect.

                  (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Seller Bank shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the principal financial officer of Parent to such effect.

                  (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (d) Due Diligence. Seller Bank shall have conducted a due diligence examination of Parent and Buyer Bank covering such matters as it may determine and shall be satisfied with the results of its investigation.

                  (e) Tax Matters. Seller shall have received a letter from Kraft Bros., Esstman, Patton & Harrell, PLLC dated as of the Closing Date, in form and substance satisfactory to Seller, stating in effect that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Seller Bank stock who exchange all of their Seller Bank stock solely for Parent Common Stock (except for cash received in lieu of fractional shares) in the Merger, (iii) the tax basis of the Parent Stock received by holders of Seller Bank stock who exchange all of their Seller Bank stock solely for Parent stock in the Merger will be the same as the tax basis of the Seller stock surrendered in exchange for the Parent stock (reduced by an amount allocable to a fractional share interest in Parent stock for which cash is received), and (iv) the holding period of the Parent stock in the Merger will be the same as the holding period of the Seller Bank stock surrendered in exchange therefor, provided that such Seller Bank stock is held as a capital asset at the Effective Time.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

         9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of both Seller Bank and Parent:

                  (a) By mutual consent of Seller Bank and Parent in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) By either Parent or Seller Bank upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

                  (c) by either Parent or Seller Bank if the Merger shall not have been consummated on or before April 30, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either Parent or Seller Bank (provided that the terminating party shall not be in material breach of any of its obligations under Section 7.3) if any approval of the shareholders of either of Seller Bank or Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

                  (e) by either Parent or Seller Bank (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under
Section 8.2(a) (in the case of a breach of representation or warranty by Seller Bank ) or Section 8.3(a) (in the case of a breach of representation or warranty by Parent);

                  (f) by either Parent or Seller Bank (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; or

                  (g) by the Board of Directors of Parent, if the Board of Directors of Seller Bank shall have failed to recommend in the Proxy Statement that Seller Bank's shareholders approve and adopt this Agreement, or shall have withdrawn, modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement and the transactions contemplated hereby.

         9.2. Effect of Termination. In the event of termination of this Agreement by either Parent or Seller Bank as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement.

         9.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of either Seller Bank or Parent; provided, however, that after any approval of the transactions contemplated by this Agreement by Seller Bank's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Seller Bank shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4. Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day which is (a) the last business day of month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing)(the "Closing Date"), at such time, date and place as is agreed to by the parties hereto.

         10.2. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         10.3. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         10.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent, to:

                         First Farmers and Merchants Corporation
                         816 South Garden Street
                         P.O. Box 1148
                         Columbia, Tennessee  38402
                         Attention:  Waymon L. Hickman

                         with a copy to (which shall not constitute notice):

                         Ralph W. Davis, Esq.
                         Waller Lansden Dortch & Davis
                         A Professional Limited Liability Company
                         511 Union Street, Suite 2100
                         Nashville, Tennessee  37219

                  (b) if to Seller Bank, to:

                         Farmers & Merchants Bank
                         2011 Hwy 47 North
                         P.O. Box 129
                         White Bluff, Tennessee  37187-0129
                         Attention: Richard C. Bibb, Chairman, Chief Executive
                           Officer, and President

                         with a copy to (which shall not constitute notice):

                         Steven J. Eisen, Esq.
                         Baker Donelson Bearman & Caldwell, P.C.
                         511 Union Street, Suite 1700
                         Nashville, Tennessee 37219

         10.5. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         10.6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         10.7. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

         10.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed wholly within such state.

         10.9. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in 7.2(b) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 7.2(b) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.11. Publicity. Except as required by applicable law, neither Parent nor Seller Bank shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         10.12. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, Parent, Buyer Bank, and Seller Bank have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


FIRST FARMERS AND MERCHANTS CORPORATION


By: /s/ Waymon L. Hickman
    ------------------------------------
    Waymon L. Hickman
    Chairman and Chief Executive Officer


FIRST FARMERS AND MERCHANTS NATIONAL BANK, COLUMBIA


By: /s/ Waymon L. Hickman
    ------------------------------------
    Waymon L. Hickman
    Chairman and Chief Executive Officer


FARMERS & MERCHANTS BANK


By: /s/ Richard Bibb
    ------------------------------------
    Richard Bibb
    Chairman, Chief Executive Officer, and President

               AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER



         THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER ("Amendment") is dated as of December 15, 1998 by and among FIRST FARMERS AND MERCHANTS CORPORATION, a Tennessee corporation (the "Parent"), FIRST FARMERS AND MERCHANTS NATIONAL BANK OF COLUMBIA, a national banking association and wholly-owned subsidiary of Parent (the "Buyer Bank") and FARMERS & MERCHANTS BANK - WHITE BLUFF, TENN., a Tennessee banking corporation (the "Seller Bank" and together with Buyer Bank, the "Banks").


                                R E C I T A L S:

         WHEREAS, Parent, Buyer Bank and Seller Bank are parties to that certain Agreement and Plan of Merger dated as of October 26, 1998 (the "Merger Agreement");

         WHEREAS, the Merger Agreement currently anticipates that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP"); and

         WHEREAS, Parent, Buyer Bank and Seller Bank desire to amend the Merger Agreement as set forth in this Amendment to reflect that the Merger will be accounted for as a purchase under GAAP.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                               A G R E E M E N T:

1. Section 1.9 of the Merger Agreement is hereby amended by deleting "; Accounting Treatment" in the heading, the subsection heading "(i)" and the following language in the text of Section 1.9: ", and (ii) be accounted for as a `pooling of interests' under GAAP (as defined herein)." Section 1.9 shall read, in its entirety, as follows:

                  1.9. Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

2. Section 4.22 of the Merger Agreement is hereby amended by deleting "Accounting for the Merger;" in the heading and the following language in the text of Section 4.22: "(i) for pooling-of-interests treatment under GAAP or
(ii)." Section 4.22 shall read, in its entirety, as follows:

                  4.22 Reorganization. As of the date of this Agreement, Seller Bank has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

3. Section 5.19 of the Merger Agreement is hereby amended by deleting "Accounting for the Merger;" in the heading and the following language in the text of Section 5.19: "(i) for pooling-of-interest treatment under GAAP or
(ii)." Section 5.19 shall read, in its entirety, as follows:

                  5.19. Reorganization. As of the date of this Agreement, Parent has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

4. Section 6.1(k) of the Merger Agreement is hereby amended by deleting "a `pooling of interests' for accounting purposes or." Section 6.1(k) shall read, in its entirety, as follows:

                  (k) take or cause to be taken any action which would disqualify the Merger as a reorganization under Section 368(a) of the Code;

5. Section 7.5 of the Merger Agreement is hereby amended by adding ", if the Merger is accounted for as a `pooling of interests,' " in the text of Section 7.5(a) immediately following the words "Securities Act and", and by adding ", if the Merger is accounted for as a `pooling of interests,' " in the text of
Section 7.5(b) immediately following the words "Parent shall." Section 7.5 shall read, in its entirety, as follows:

                  7.5. Affiliates.

                           (a) Seller Bank shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and, if the Merger is accounted for as a "pooling of interests," for purposes of qualifying the Merger for "pooling of interest" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5(a) hereto.

                           (b) Parent shall, if the Merger is accounted for as a "pooling of interests," publish, not later than 15 days after the end of the first full calendar month following the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations as contemplated by SEC Accounting Series Release No. 135.

6. Section 8.1(e) of the Merger Agreement is hereby amended by deleting "Prior to the execution of this Agreement," in its entirety, and by deleting "Merger Capital" and replacing it with "its financial advisor." Section 8.1(e) shall read, in its entirety, as follows:

                  (e) Opinion. Seller Bank shall have received an opinion from its financial advisor to the effect that as of the date hereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of Seller Bank from a financial point of view.

7. Section 8.2(d) of the Merger Agreement is hereby deleted in its entirety.
Section 8.2(d) shall read, in its entirety, as follows:

                  (d)  [INTENTIONALLY OMITTED].

8. Section 8.3(e) of the Merger Agreement is hereby amended by deleting "Kraft Bros., Esstman, Patton & Harrell, PLLC" and inserting "a law firm or accounting firm reasonably acceptable to Seller Bank" in its place.
Section 8.3(e) shall read, in its entirety, as follows:

                  (e) Tax Matters. Seller shall have received a letter from a law firm or accounting firm reasonably acceptable to Seller Bank dated as of the Closing Date, in form and substance satisfactory to Seller, stating in effect that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Seller Bank stock who exchange all of their Seller Bank stock solely for Parent Common Stock (except for cash received in lieu of fractional shares) in the Merger,
         (iii) the tax basis of the Parent Stock received by holders of Seller Bank stock who exchange all of their Seller Bank stock solely for Parent stock in the Merger will be the same as the tax basis of the Seller stock surrendered in exchange for the Parent stock (reduced by an amount allocable to a fractional share interest in Parent stock for which cash is received), and (iv) the holding period of the Parent stock in the Merger will be the same as the holding period of the Seller Bank stock surrendered in exchange therefor, provided that such Seller Bank stock is held as a capital asset at the Effective Time.

9. Except as expressly set forth in this Amendment, the terms and conditions of the Merger Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Merger Agreement made in accordance with the terms of the Merger Agreement, and such terms and conditions shall be incorporated herein by this reference.

10. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.

                         [NEXT PAGE IS SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by an individual thereto duly authorized, all on the date first written above.


                                  FIRST FARMERS AND MERCHANTS CORPORATION




                                  By:    /s/ Waymon L. Hickman
                                         ---------------------------------------
                                  Name:  Waymon L. Hickman
                                  Title: Chairman and Chief Executive Officer


                                  FIRST FARMERS AND MERCHANTS NATIONAL BANK OF
                                    COLUMBIA




                                  By:    /s/ Waymon L. Hickman
                                         ---------------------------------------
                                  Name:  Waymon L. Hickman
                                  Title: Chairman and Chief Executive Officer


                                  FARMERS & MERCHANTS BANK - WHITE BLUFF, TENN.




                                  By:    /s/ Richard Bibb
                                         ---------------------------------------
                                  Name:  Richard Bibb
                                  Title: Chairman, Chief Executive Officer and
                                           President